EX-99
                     AUDIT COMMITTEE CHARTER

                     AUDIT COMMITTEE CHARTER
                              OF
                    CITY CAPITAL CORPORATION

Section I
Statement of General Principles

The Audit Committee is currently comprised of two outside independent directors.

Richard Overdorf, Chairman, and

Patrick Charles.

The purpose of the Committee is to appoint, compensate, evaluate and terminate the Company's independent accountants, and to provide assistance to the Board in fulfilling its oversight responsibility with respect to:

     - the integrity and quality of the financial statements of the Company;

     - evaluation of the internal controls of the Company;

     - the performance of the Company's internal audit function and the independent accountants;

     - the independent accountants' qualifications and independence;

     - compliance by the Company with legal and regulatory requirements;

     - evaluation of the Company's effectiveness for assessing, mitigating and controlling significant business risks; and

     - compliance with the Company's code of ethics.

The Audit Committee meets regularly with financial management and independent auditors to review financial reporting and accounting and financial controls of the Company. The Audit Committee reviews and gives prior approval for fees and non-audit related services of the independent auditors. The Company's financial management and independent auditors have unrestricted access to the Audit Committee and meet with the Audit Committee without other management representatives present to discuss the results of their examinations and their opinions. The Audit Committee also has the power to conduct internal audits and investigations, receives recommendations or suggestions for changes in accounting procedures, and initiates or supervises any special investigations it may choose to undertake. Each year, the Audit Committee recommends to the Board the selection of a firm of independent auditors.

The Securities and Exchange Commission (the "SEC") has adopted standards with respect to independence and financial experience of the members of the Audit Committee. The standards require that all of the members of audit committees be independent and that they all be able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. Additionally, at least one member of the committee must be deemed to be the "audit committee financial expert." The financial expert is to be knowledgeable in the application of generally accepted accounting principles, the understanding and preparation of financial statements, accounting for estimates, accruals and reserves, internal accounting controls and audit committee functions. Such knowledge is to have been obtained through past education and experience in positions of financial oversight. We believe the Chairman of our Audit Committee, Richard Overdorf, has such experience and he has therefore been designated the "audit committee financial expert." All members of the Audit Committee satisfy the criteria for both independence and experience.

The Audit Committee reports to the board on its activities and findings. The Board has adopted a written charter for the Audit
Committee on April 19, 2005.

Section II
Statement of Charter

Authority

The Audit Committee (the "Committee") of the Board of Directors (the "Board") of City Capital Corporation, a Nevada corporation (the
"Company") is established pursuant to the Company's Bylaws and the Nevada Revised Statutes.

The Committee is granted the authority to investigate any activity of the Company, and all employees are directed to cooperate as requested by the members of the Committee. The Committee has the authority to retain, at the Company's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

Composition

The Committee shall be comprised of at least two Directors who are independent of the management and operating executives, and free from any relationship that would interfere with the exercise of his or her independent judgment. Committee members shall meet the independence and experience requirements of the Securities and Exchange Commission (the "SEC"), as they may be modified and supplemented from time to time. No member of the Committee may receive any direct or indirect consulting, advisory or other compensatory fee from the Company other than payment for services as a Director or as a member of a Committee of the Board of Directors.

The Board of Directors shall appoint members of the Committee, including the Committee Chairman. All members shall have sufficient financial experience and ability to enable them to discharge their responsibilities and at least one of the Committee members shall qualify as an "audit committee financial expert" in accordance with the requirements of the SEC.

Meetings

The Committee is to meet as many times as the Committee deems necessary, but at a minimum, twice a year. The presence of both members of the Committee shall be required to constitute a quorum. In addition, the "audit committee financial expert" will discuss the Company's financial results with the independent public accountants and management on a quarterly basis.

The Chairman is to meet, at least annually, outside of normal meeting times, with management and external auditors to:

1.  Clearly agree on mutual expectations;

2.  Agree on an annual detailed plan of Committee activities; and

3. Agree on nature, extent, and timing of Committee information needs.

It is the responsibility of the Chairman to schedule all meetings of the Committee and to provide the committee with a written agenda at least one week prior to all meetings.

Attendance

As necessary or desirable, the Committee may request that members of management or representatives of the independent public accountants be present at meetings of the Committee.

Additional attendees at Committee meetings are to include the following:

1. The Company's Chief Financial Officer is to attend meetings and to report, at least annually, on the results of audits, the current audit schedule, and annual audit plan;

2. The Company's outside general counsel shall report, at least annually, to the Committee or Committee Chairman on legal matters that may have a significant impact on the Company's financial statements;

3. The Chief Financial Officer shall report, at least annually, to the Committee on issues relating to financial reporting; and

4. The Committee or the "audit committee financial expert" shall meet with the independent public accountants and the Chief Financial Officer in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

Minutes

The Secretary or Assistant Secretary of the Company will prepare the minutes of each meeting and send a copy of the minutes to the Committee members and the Company Directors who are not members of the Committee.

Duties and Responsibilities

The Committee shall be empowered in accordance with its judgment, with the following Duties and Responsibilities:

1. Review and evaluate the effectiveness of the Company's processes for assessing, mitigating and controlling significant business risks.

2. At least annually, consider and review with management, the independent public accountants and the Chief Financial Officer the effectiveness of the Company's internal controls.

3.  Ensure that the independent public accountants and Chief
Financial Officer keep the Committee and management informed about any fraud, illegal acts, and deficiencies in internal control.

4.  Review with the independent public accountants and the Chief
Financial Officer coordination of their respective audit effort and coverage.

5. Make its independent perspective available to management for consultation in the resolution of financial statement issues and for discussion on significant judgment matters.

6. Review annually the adequacy of the Company's liability insurance coverage and review the Company's policies with respect to risk assessment and risk management.

7. Review annually with the Company's independent public accountants and/or Chief Financial Officer, as applicable, audits of any employee benefit plans to determine that there are proper
Company procedures to ensure compliance with all relevant laws and regulations.

8. The Committee shall provide a copy of the Audit Committee charter and a report in the Company's proxy statement, as and when required by Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A.

9. In conjunction with the review of all financial statements, review the quality of accounting principles and/or critical accounting policies adopted by the Company, and discuss with the Company's independent public accountants how the Company's accounting principles and/or critical accounting policies compare with those used by the Company's peers or leaders in its industry and whether all alternative accounting treatments of financial information within generally accepted accounting principles have been discussed with management, including the ramifications of use of such alternative disclosures, along with consideration of the treatment preferred by the Company's independent public accountants.

10. Assess the internal processes for managing financial statement risk areas.

11. Review with financial management and the independent public accountants financial statements, interim reports, SEC filings and other documents (including earnings press releases) containing the Company's financial statements, prior to their filing or release. If not performed by the entire Committee, the reviews relating to interim financial results may be done by the "audit committee financial expert" with subsequent reporting to the Committee. All reviews are to encompass:

     - Significant transactions not a normal part of the Company's operations and key accounting decisions affecting the Company's financial statements, including alternatives to, and the rationale for, the decisions made;

     - Review and discuss with management and the Company's independent public accountants the audited consolidated financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-KSB (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-KSB) and the interim financial results in the Company's quarterly report on Form 10-QSB prior to filing with the SEC, and review with the Company's independent public accountants the results of the annual audit and the quarterly review and the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, as amended;

     - Changes, if any, during the period in the Company's accounting principles or their application; and

     - Adjustments proposed by the independent public accountants.

12. Periodically review with management financial reporting policies and financial information and earnings guidance provided to any analysts and rating agencies.

13. Periodically review the adequacy and performance of the Company's finance organization.

14. Review, prior to filing each annual and quarterly financial report, all material off-balance sheet transactions, arrangements, obligations, and other relationships of the Company.

15. Select the independent public accountants to examine the Company's accounts, controls and financial statements. The Committee shall have the sole authority and responsibility to select, evaluate, and if necessary replace, the independent public accountants, including resolving any disagreements between management and the Company's independent public accountants regarding financial reporting.

16. Review and approve, prior to the annual audit, the scope and general extent of the independent public accountant's audit. Approve the fees and other significant compensation to be paid to the independent public accountants.

17. Assess the independent public accountants' process for identifying and responding to key audit and internal control risks.

18. At least annually, obtain and review a report by the independent public accountants describing the internal quality-control procedures and any material issues raised by the most recent internal-quality control review.

19. Review the independent public accountants' identification of business and financial statement risks and exposures.

20. The Committee shall periodically discuss with the Company's independent public accountant whether, in accordance with generally accepted accounting principles and the rules of the SEC, all material correcting adjustments identified by the Company's independent public accountant are reflected in the Company's financial statements.

21. Review the independence of the independent public accountants, giving additional consideration to the range of audit and non-audit services performed by them. Obtain a formal written statement describing any relationships between the independent public accountants and the Company and its management consistent with Independence Standards Board Standard Number 1.

22. The Committee shall approve all engagements for non-audit services by the independent public accountant prior to the commencement of services. The Committee may designate a member of the Committee to represent the entire Committee for purposes of approval of non-audit services, subject to review by the full Committee at its next regularly scheduled meeting.

23. Instruct the independent public accountants that the Committee expects to be advised if there are any areas that require its special attention.

24. Review with the Company's management and independent public accountants the Company's general policies and procedures to reasonably assure itself of the adequacy of internal accounting and financial reporting controls.

25. Evaluate the cooperation received from management and accounting personnel by the independent public accountants during their audit, including their access to all requested records, data and information. Also, elicit the comments of management regarding the responsiveness of the independent public accountants to the Company's needs. Inquire of the independent public accountants whether there have been any disagreements with management which if not satisfactorily resolved would have caused them to issue a nonstandard report on the Company's financial statements.

26. Discuss with the independent public accountants the quality of the Company's financial and accounting personnel, and relevant recommendations which the independent public accountants may have.

27. Discuss with the independent public accountants the "letter of comments and recommendations" and their comments thereon, and review written responses of management to the "letter of comments and recommendations" from the independent public accountants. Topics to be considered during this discussion include improving internal financial controls, the quality of earnings, and a review of accounting policies and management reporting systems.

28. Determine whether the Company has an effective process for determining risks and exposures from litigation and claims from noncompliance with laws and regulations.

29. Review with the Company's outside general counsel any legal, tax or regulatory matters that may have a material impact on the Company's operations and financial statements.

30. Establish procedures in the Company's Code of Ethics for the receipt and consideration of complaints received by the Company regarding accounting, internal controls, and auditing and establish and maintain procedures for the confidential, anonymous submission by employees of the Company of concerns regarding any questionable accounting or auditing matters.

31. Review in-house policies and procedures for regular review of officers' expenses and perquisites, including any use of corporate assets. Inquire as to the results of the review, and, if appropriate, review a summary of the expenses and perquisites of the period under review.

32. The Committee shall recommend whether each year's financial statements should be included in the Company's Annual Report.

33. Apprise the Board of Directors, through minutes and special presentations as necessary, of significant developments in the course of performing the above duties.

34. Review and approve all related-party transactions affecting management or any board member.

35. Set policies for the hiring of employees or former employees of the Company's independent public accountant.

36. Recommend to the Board of Directors any appropriate extension or changes in the duties of the Committee or to the Committee charter. To facilitate review of Committee activities, duties and charter, the Committee shall:

     - Periodically survey the Board of Directors, management and independent public accountants on the role of the Committee to identify possible changes and revisions;

     - Complete a self-assessment process annually and review the results with the Board of Directors, management and external auditors. The charter should be re-evaluated in light of assessment results.

     - Review and reassess the adequacy of the Charter on an annual basis.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, which is the responsibility of management and the independent public accountants. It is also the responsibility of management to assure compliance with laws and regulations and the Company's corporate policies with oversight by the Committee in areas covered by this Charter.